Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

GAAP BASIS *

(in millions, except per share data and as noted)	2010 Q1		2009 Q4	2009 Q3	2009 Q2		2009 Q1 (8)
Earnings
Net Interest Income	$3,228.2		$1,954.2	$2,005.2	$1,944.7		$1,793.0
Non-Interest Income (1)	1,061.5	(10)(13)	1,411.7	1,552.4	1,232.2	(5)	1,089.8

Total Revenue (2)	4,289.7		3,365.9	3,557.6	3,176.9		2,882.8
Provision for Loan Losses	1,478.2		843.7	1,173.2	934.0		1,279.1
Marketing Expenses	180.5		188.0	103.7	134.0		162.7
Restructuring Expenses	—		32.0	26.4	43.4		17.6
Operating Expenses (3)	1,667.2		1,728.0	1,672.0	1,744.3	(9)	1,565.0

Income (Loss) Before Taxes	963.8		574.2	582.3	321.2		(141.6)
Effective Tax Rate	25.3%		29.7%	24.9%	28.8%		41.3%
Income (Loss) From Continuing Operations, Net of Tax	$719.5		$403.9	$437.1	$228.8		$(83.1)
Loss From Discontinued Operations, Net of Tax	(83.2	)(10)	(28.3)	(43.6)	(6.0)		(25.0)

Net Income (Loss)	$636.3		$375.6	$393.5	$222.8		$(108.1)

Net Income (Loss) Available to Common Shareholders (F)	$636.3		$375.6	$393.5	$(276.9	)(11)	$(172.3)

Common Share Statistics
Basic EPS: (G)
Income (Loss) From Continuing Operations	$1.59		$0.90	$0.97	$(0.64)		$(0.38)
Loss From Discontinued Operations	$(0.18)		$(0.07)	$(0.09)	$(0.02)		$(0.06)

Net Income (Loss)	$1.41		$0.83	$0.88	$(0.66)		$(0.44)
Diluted EPS: (G)
Income (Loss) From Continuing Operations	$1.58		$0.89	$0.96	$(0.64)		$(0.38)
Loss From Discontinued Operations	$(0.18)		$(0.06)	$(0.09)	$(0.02)		$(0.06)

Net Income (Loss)	$1.40		$0.83	$0.87	$(0.66)		$(0.44)
Dividends Per Common Share	$0.05		$0.05	$0.05	$0.05		$0.38
Tangible Book Value Per Common Share (period end) (I)	$22.86		$27.72	$26.86	$24.94		$23.91
Stock Price Per Common Share (period end)	$41.41		$38.34	$35.73	$21.88		$12.24
Total Market Capitalization (period end)	$18,713.2		$17,268.3	$16,064.2	$9,826.3		$4,806.6
Common Shares Outstanding (period end)	451.9		450.4	449.6	449.1		392.7
Shares Used to Compute Basic EPS	451.0		450.0	449.4	421.9		390.5
Shares Used to Compute Diluted EPS	455.4		454.9	453.7	421.9		390.5

Reported Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$134,206		$94,732	$99,354	$104,682		$103,242
Average Earning Assets	$181,881		$143,663	$145,280	$150,804		$145,172
Total Average Assets	$207,207		$169,856	$173,428	$177,628		$168,489
Average Interest Bearing Deposits	$104,017		$101,144	$103,105	$107,033		$100,886
Total Average Deposits	$117,530		$114,597	$115,883	$119,604		$112,137
Average Equity	$23,681		$26,518	$26,002	$27,668	(7),(6)	$27,004
Return on Average Assets (ROA)	1.39%		0.95%	1.01%	0.52%		(0.20)%
Return on Average Equity (ROE)	12.15%		6.09%	6.72%	3.31%		(1.23)%
Return on Average Tangible Common Equity (J)	29.96%		13.02%	14.75%	6.74%		(3.06)%

Reported Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$130,115		$90,619	$96,714	$100,940		$104,921
Total Assets	$200,691		$169,376	$168,432	$171,944		$177,431
Interest Bearing Deposits	$104,013		$102,370	$101,769	$104,121		$108,792
Total Deposits	$117,787		$115,809	$114,503	$116,724		$121,116
Tangible Assets (D)	$186,647		$155,516	$154,315	$157,778		$163,230
Tangible Common Equity (TCE) (E)	$10,330		$12,483	$12,075	$11,200		$9,388
Tangible Common Equity to Tangible Assets Ratio (H)	5.53%		8.03%	7.82%	7.10	%(6)	5.75%

Performance Statistics (Reported) Quarter over Quarter (A)
Net Interest Income Growth (12)	65%		(3)%	3%	8%		(1)%
Non Interest Income Growth (12)	(25)%		(9)%	26%	13%		(20)%
Revenue Growth (12)	27%		(5)%	12%	10%		(9)%
Net Interest Margin	7.10%		5.44%	5.52%	5.16%		4.94%
Revenue Margin	9.43%		9.37%	9.80%	8.43%		7.94%
Risk-Adjusted Margin (B)	5.00%		6.07%	6.69%	5.46%		4.81%
Non-Interest Expense as a % of Average Loans Held for Investment (annualized)	5.51%		8.23%	7.26%	7.34%		6.76%
Efficiency Ratio (C)	43.07%		56.92%	49.91%	59.12%		59.93%

Asset Quality Statistics (Reported) (A)
Allowance (4)	$7,752		$4,127	$4,513	$4,482		$4,648
Allowance as a % of Reported Loans Held for Investment (4)	5.96%		4.55%	4.67%	4.44%		4.43%
Net Charge-Offs (4)	$2,018		$1,185	$1,128	$1,117		$1,138
Net Charge-Off Rate (4)	6.01%		5.00%	4.54%	4.28%		4.41%
30+ day performing delinquency rate (4)	4.22%		4.13%	4.12%	3.71%		3.65%

Full-time equivalent employees (in thousands)	25.9		25.9	26.0	26.6		27.5

*	Effective January 1, 2010, Capital One adopted two new accounting standards that resulted in the consolidation of the majority of the Company’s credit card securitization trusts. The adoption of these new accounting standards resulted in the addition of approximately $41.9 billion of assets, consisting primarily of credit card loan receivables, and a reduction of $2.9 billion in stockholders’ equity as of January 1, 2010. Prior periods have not been adjusted as the impacts of the new standard are on a prospective basis. See the accompanying schedule “Impact of Adopting New Accounting Guidance”. While the adoption of these new accounting standards has a significant impact on the comparability of the Company’s GAAP financial results subsequent to adoption, it is now comparable to the Company’s results on a “managed” basis.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS * (for 2009 data)

(in millions)	2010 Q1		2009 Q4	2009 Q3	2009 Q2		2009 Q1 (8)
Earnings
Net Interest Income	$3,228.2		$3,170.1	$3,212.0	$2,957.4		$2,750.0
Non-Interest Income (1)	1,061.5	(10)(13)	1,198.9	1,372.7	1,189.5	(5)	985.7

Total Revenue (2)	$4,289.7		$4,369.0	$4,584.7	$4,146.9		$3,735.7
Provision for Loan Losses	1,478.2		1,846.8	2,200.3	1,904.0		2,132.0
Marketing Expenses	180.5		188.0	103.7	134.0		162.7
Restructuring Expenses	—		32.0	26.4	43.4		17.6
Operating Expenses (3)	1,667.2		1,728.0	1,672.0	1,744.3	(9)	1,565.0

Income (Loss) Before Taxes	963.8		574.2	582.3	321.2		(141.6)
Effective Tax Rate	25.3%		29.7%	24.9%	28.8%		41.3%
Income (Loss) From Continuing Operations, Net of Tax	$719.5		$403.9	$437.1	$228.8		$(83.1)
Loss From Discontinued Operations, Net of Tax	(83.2	)(10)	(28.3)	(43.6)	(6.0)		(25.0)

Net Income (Loss)	$636.3		$375.6	$393.5	$222.8		$(108.1)

Net Income (Loss) Available to Common Shareholders (F)	$636.3		$375.6	$393.5	$(276.9	)(11)	$(172.3)

Common Share Statistics
Basic EPS: (G)
Income (Loss) From Continuing Operations	$1.59		$0.90	$0.97	$(0.64)		$(0.38)
Loss From Discontinued Operations	$(0.18)		$(0.07)	$(0.09)	$(0.02)		$(0.06)

Net Income (Loss)	$1.41		$0.83	$0.88	$(0.66)		$(0.44)
Diluted EPS: (G)
Income (Loss) From Continuing Operations	$1.58		$0.89	$0.96	$(0.64)		$(0.38)
Loss From Discontinued Operations	$(0.18)		$(0.06)	$(0.09)	$(0.02)		$(0.06)

Net Income (Loss)	$1.40		$0.83	$0.87	$(0.66)		$(0.44)
Dividends Per Common Share	$0.05		$0.05	$0.05	$0.05		$0.38
Tangible Book Value Per Common Share (period end) (I)	$22.86		$27.72	$26.86	$24.94		$23.91
Stock Price Per Common Share (period end)	$41.41		$38.34	$35.73	$21.88		$12.24
Total Market Capitalization (period end)	$18,713.2		$17,268.3	$16,064.2	$9,826.3		$4,806.6
Common Shares Outstanding (period end)	451.9		450.4	449.6	449.1		392.7
Shares Used to Compute Basic EPS	451.0		450.0	449.4	421.9		390.5
Shares Used to Compute Diluted EPS	455.4		454.9	453.7	421.9		390.5

Managed Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$134,206		$138,184	$143,540	$148,013		$147,182
Average Earning Assets	$181,881		$183,899	$185,874	$191,208		$186,614
Total Average Assets	$207,207		$210,425	$214,655	$218,402		$210,169
Average Interest Bearing Deposits	$104,017		$101,144	$103,105	$107,033		$100,886
Total Average Deposits	$117,530		$114,597	$115,883	$119,604		$112,137
Average Equity	$23,681		$26,518	$26,002	$27,668	(7),(6)	$27,004
Return on Average Assets (ROA)	1.39%		0.77%	0.81%	0.42%		(0.16)%
Return on Average Equity (ROE)	12.15%		6.09%	6.72%	3.31%		(1.23)%
Return on Average Tangible Common Equity (J)	29.96%		13.02%	14.75%	6.74%		(3.06)%

Managed Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$130,115		$136,803	$140,990	$146,117		$149,730
Total Assets	$200,691		$212,143	$209,683	$214,174		$219,958
Interest Bearing Deposits	$104,013		$102,370	$101,769	$104,121		$108,792
Total Deposits	$117,787		$115,809	$114,503	$116,724		$121,116
Tangible Assets(D)	$186,647		$198,283	$195,566	$200,008		$205,756
Tangible Common Equity (TCE) (E)	$10,330		$12,483	$12,075	$11,200		$9,388
Tangible Common Equity to Tangible Assets Ratio (H)	5.53%		6.30%	6.17%	5.60	%(6)	4.56%

Performance Statistics (Managed) Quarter over Quarter (A)
Net Interest Income Growth (12)	2%		(1)%	9%	8%		(1)%
Non Interest Income Growth (12)	(11)%		(13)%	15%	21%		(17)%
Revenue Growth (12)	(2)%		(5)%	11%	11%		(5)%
Net Interest Margin	7.10%		6.90%	6.91%	6.19%		5.89%
Revenue Margin	9.43%		9.50%	9.87%	8.68%		8.01%
Risk-Adjusted Margin (B)	5.00%		4.74%	5.23%	4.31%		3.74%
Non-Interest Expense as a % of Average Loans Held for Investment (annualized)	5.51%		5.64%	5.02%	5.19%		4.74%
Efficiency Ratio (C)	43.07%		43.85%	38.73%	45.29%		46.25%

Asset Quality Statistics (Managed) (A)
Net Charge-Offs (4)	$2,018		$2,188	$2,155	$2,087		$1,991
Net Charge-Off Rate (4)	6.01%		6.33%	6.00%	5.64%		5.41%
30+ day performing delinquency rate (4)	4.22%		4.73%	4.55%	4.10%		4.10%

Full-time equivalent employees (in thousands)	25.9		25.9	26.0	26.6		27.5

*	In addition to analyzing the Company’s results on a reported basis, management evaluates Capital One’s results on a “managed” basis, which is a non-GAAP financial measure. Capital One also analyzes the results of each of its lines of business on a “managed” basis. Capital One’s managed results reflect the Company’s reported results, adjusted to reflect the consolidation of the majority of the Company’s credit securitization trusts. Because of the January 1, 2010, adoption of the new consolidation accounting standards, the Company’s consolidated reported results subsequent to January 1, 2010 will be comparable to its consolidated results on a “managed” basis. The accompanying Exhibit “Reconciliation to GAAP Financial Measures” presents a reconciliation of the Company’s non-GAAP “managed” results to its GAAP results for periods prior to January 1, 2010. See the accompanying schedule “Impact of Adopting New Accounting Guidance” for additional information on the impact of new accounting standards.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	Includes the impact from the change in fair value of retained interests, including the interest-only strips, which totaled $(35.7) million in Q1 2010, $55.3 million in Q4 2009, $37.3 million in Q3 2009, $(114.5) million in Q2 2009 and $(128.0) million in Q1 2009. For Q1 2010, the amounts relate solely to the deconsolidation of certain mortgage related investments as all other retained interests and interest only strips were eliminated with the adoption of the new accounting standards.
(2)	In accordance with the Company’s finance charge and fee revenue recognition policy, amounts billed to customers but not recorded as revenue totaled: $354.4 million in Q1 2010, $490.4 million in Q4 2009, $517.0 million in Q3 2009, $571.9 million in Q2 2009 and $544.4 million in Q1 2009.
(3)	Includes core deposit intangible amortization expense of $52.1 million in Q1 2010, $53.8 million in Q4 2009, $55.5 million in Q3 2009, $57.2 million in Q2 2009, $49.4 million in Q1 2009, and integration costs of $16.7 million in Q1 2010, $22.1 million in Q4 2009, $10.7 million in Q3 2009, $8.8 million in Q2 2009, $23.6 million in Q1 2009.
(4)	Allowance as a % of Loans Held for Investment, Net Charge-off Rate and 30+ Day Performing Delinquency Rate include period end loans held for investment and average loans held for investment acquired as part of the Chevy Chase Bank, FSB (CCB) acquisition. The metrics excluding such loans are as follows. The net charge-off dollars were unchanged.

	Q1 2010	Q4 2009	Q3 2009	Q2 2009	Q1 2009
CCB period end acquired loan portfolio (in millions)	$6,799.4	$7,250.5	$7,885.0	$8,643.5	$8,858.9
CCB average acquired loan portfolio (in millions)	$7,037.3	$7,511.9	$8,028.8	$8,498.9	$3,072.8
Allowance as a % of loans held for investment	6.29%	4.95%	5.08%	4.86%	4.84%
Net charge-off rate (GAAP)	6.35%	5.44%	4.94%	4.65%	4.54%
Net charge-off rate (Managed)	6.35%	6.70%	6.36%	5.98%	5.53%
30+ day performing delinquency rate (GAAP)	4.46%	4.49%	4.48%	4.06%	3.99%
30+ day performing delinquency rate (Managed)	4.46%	4.99%	4.82%	4.36%	4.36%

(5)	In Q2 2009, the Company elected to convert and sell 404,508 shares of MasterCard class B common stock, which resulted in a gain of $65.5 million that is included in non-interest income.
(6)	Includes the impact of the issuance of 56,000,000 common shares at $27.75 per share on May 14, 2009.
(7)	Average equity includes the impact of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. On June 17, 2009, the Company repurchased from the U.S. Treasury for approximately $3.57 billion all 3,555,199 preferred shares issued in Q4 2008, including accrued dividends. The warrants to purchase common shares were sold by the U.S. Treasury on December 11, 2009 at a price of $11.75 per warrant. The sale by the US Treasury had no impact on the Company’s equity. The warrants remain outstanding and are included in paid-in capital on the balance sheet.
(8)	Effective February 27, 2009, the Company acquired Chevy Chase Bank, FSB for $475.9 million, which included $9.8 billion in loans and $13.6 billion in deposits. The Company paid cash of $445.0 million and issued 2.6 million common shares valued at $30.9 million.
(9)	Includes the FDIC Special Assessment of $80.5 million.
(10)	During Q1 2010, the Company recorded charges of $224.4 million related to representation and warranty matters. A portion of this expense is recorded in Discontinued Operations and the remainder is in Non-Interest Income.
(11)	Includes the impact from dividends of $38.0 million on preferred shares and from the accretion of $461.7 million of the discount on preferred shares. With the repayment of the preferred shares to the U.S. Treasury, the recognition of the remaining accretion was accelerated to Q2 2009 and accounted for as a dividend. Subsequent to this transaction, there is no difference between net income (loss) and net income (loss) available to common shareholders.
(12)	Prior period amounts have been recalculated to conform with current period presentation.
(13)	During Q1 2010, certain mortgage trusts were deconsolidated based on the sale of interest-only bonds associated with the trusts. The net effect of the deconsolidation of $127 million of income is included in non interest income.

STATISTICS / METRIC CALCULATIONS

(A)	Calculated based on continuing operations, except for Average equity and Return on Average Equity (ROE), which are based on the Company’s average stockholders’ equity.
(B)	Calculated based on total revenue less net charge-offs divided by average earning assets, expressed as a percentage.
(C)	Calculated based on non-interest expense less restructuring expense divided by total revenue.
(D)	Consists of reported or managed assets less intangible assets, which is considered a non-GAAP measure. See page 4, Reconciliation To GAAP Financial Measures for a reconciliation of this measure to the reported common equity ratio.
(E)	Consists of stockholders’ equity less preferred shares and intangible assets and the related deferred tax liabilities.
(F)	Consists of net income (loss) less dividends on preferred shares.
(G)	Calculated based on net income (loss) available to common shareholders.
(H)	Tangible Common Equity to Tangible Assets Ratio (“TCE Ratio”) is considered a non-GAAP measure. See page 4, Reconciliation To GAAP Financial Measures for a reconciliation of this measure to the reported common equity ratio.
(I)	Calculated based on tangible common equity divided by common shares outstanding.
(J)	Calculated based on income from continuing operations divided by average tangible common equity. See page 4, Reconciliation To GAAP Financial Measures for a reconciliation of average equity to average tangible common equity.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

(dollars in millions)(unaudited)

The table below presents a reconciliation of tangible common equity and tangible assets, which are the components used to calculate the reconciliation of the non-GAAP tangible common equity “TCE” ratio, to the comparable GAAP measures. The Company believes the non-GAAP TCE ratio is an important measure for investors to use in assessing the Company’s capital strength. This measure may not be comparable to similarly titled measures used by other companies.

	2010 Q1	2009 Q4	2009 Q3	2009 Q2	2009 Q1
Reconciliation of Average Equity to Average Tangible Common Equity
Average equity	$23,681	$26,518	$26,003	$27,668	$27,004
Less: preferred stock	—	—	—	41	(3,154)
Less: intangible assets (1)	(14,075)	(14,105)	(14,151)	(14,129)	(13,001)

Average Tangible Common Equity	$9,606	$12,413	$11,852	$13,580	$10,849

Reconciliation of Period End Equity to Tangible Common Equity
Equity	$24,374	$26,589	$26,192	$25,328	$26,748
Less: preferred stock	—	—	—	38	(3,159)
Less: intangible assets (1)	(14,044)	(14,106)	(14,117)	(14,166)	(14,201)

Period End Tangible Common Equity	$10,330	$12,483	$12,075	$11,200	$9,388

Reconciliation of Period End Assets to Tangible Assets
Total assets	200,707	169,646	168,463	171,990	177,462
Less: discontinued ops assets	(16)	(24)	(31)	(46)	(31)

Total assets- continuing ops	200,691	169,622	168,432	171,944	177,431
Less: intangible assets (1)	(14,044)	(14,106)	(14,117)	(14,166)	(14,201)

Period End Tangible Assets	$186,647	$155,516	$154,315	$157,778	$163,230

TCE ratio (2)	5.53%	8.03%	7.82%	7.10%	5.75%

Reconciliation of Period End Assets to Tangible Assets on a Managed Basis (for 2009) *
Total assets	200,707	169,646	168,463	171,990	177,462
Securitization adjustment	—	42,767	41,251	42,230	42,526

Total assets on a managed basis (for 2009)	200,707	212,413	209,714	214,220	219,988
Less: Assets-discontinued operations	(16)	(24)	(31)	(46)	(31)

Total assets- continuing ops	200,691	212,389	209,683	214,174	219,957
Less: Intangible assets (1)	(14,044)	(14,106)	(14,117)	(14,166)	(14,201)

Period End Tangible Assets	$186,647	$198,283	$195,566	$200,008	$205,756

TCE ratio (2)	5.53%	6.30%	6.17%	5.60%	4.56%

(1)	Includes impact from related deferred taxes.
(2)	Calculated based on tangible common equity divided by respective tangible assets.
**	In addition to analyzing the Company’s results on a reported basis, management evaluates Capital One’s results on a “managed” basis, which is a non-GAAP financial measure. Capital One also analyzes the results of each of its lines of business on a “managed” basis. Capital One’s managed results reflect the Company’s reported results, adjusted to reflect the consolidation of the majority of the Company’s credit securitization trusts. Because of the January 1, 2010, adoption of the new consolidation accounting standards, the Company’s consolidated reported results subsequent to January 1, 2010 will be comparable to its consolidated results on a “managed” basis. The accompanying Exhibit “Reconciliation to GAAP Financial Measures” presents a reconciliation of the Company’s non-GAAP “managed” results to its GAAP results for periods prior to January 1, 2010.

Capital One Financial Corporation

Impact of Adopting New Accounting Guidance

Consolidation of VIEs

(dollars in millions) (unaudited)	Opening Balance Sheet January 1, 2010		VIE Consolidation Impact	Ending Balance Sheet December 31, 2009
Assets:
Cash and due from banks	$12,683		$3,998	$8,685
Loans held for investment	138,184		47,565	90,619
Allowance for loan and lease losses	(8,391)		(4,264)	(4,127)

Net loans held for investment	129,793		43,301	86,492
Accounts receivable from securitizations	166		(7,463)	7,629
Other assets	68,869	(1)	2,029	66,840

Total assets	211,511		41,865	169,646

Liabilities:
Securitization liability	48,300		44,346	3,954
Other liabilities	139,561		458	139,103

Total liabilities	187,861		44,804	143,057
Stockholders’ equity	23,650		(2,939)	26,589

Total liabilities and stockholders’ equity	$211,511		$41,865	$169,646

Allocation of the Allowance by Segment

(dollars in millions) (unaudited)	March 31, 2010		January 1, 2010	Consolidation Impact	December 31, 2009
Domestic credit card	$5,162		$5,590	$3,663	$1,927
International credit card	612		727	528	199

Total credit card	5,774		6,317	4,191	2,126

Commercial and multi-family real estate	537		471	—	471
Middle market	172		131	—	131
Specialty lending	108		90	—	90

Total commercial lending	817		692	—	692

Small ticket commercial real estate	98		93	—	93

Total commercial banking	915		785	—	785

Automobile	523		665	—	665
Mortgage (inc all new CCB originations)	153	(2)	248	73	175
Other retail	259		236	—	236

Total consumer banking	935		1,149	73	1,076

Other	128		140	—	140

Total company	$7,752		$8,391	$4,264	$4,127

(1)	Included within the “Other assets” line item is a deferred tax asset of $3.9 billion, of which $1.6 billion related to the adoption of ASU 2009-17 (SFAS 167).
(2)	$73 million of the reduction in the allowance for the first quarter is associated with the deconsolidation of certain mortgage trusts. This reduction in the allowance is recorded in non-interest income.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of March 31 2010	As of December 31 2009 (1)	As of March 31 2009 (1)
Assets:
Cash and due from banks	$2,931,943	$3,100,110	$3,076,926
Restricted cash for securitization investors	3,286,002	501,113	716,224
Federal funds sold and resale agreements	477,108	541,570	663,721
Interest-bearing deposits at other banks	4,089,315	5,042,944	4,013,678

Cash and cash equivalents	10,784,368	9,185,737	8,470,549
Securities available for sale	38,251,017	38,829,562	36,326,951
Securities held to maturity	—	80,577	90,990
Loans held for sale	247,445	268,307	289,337
Loans held for investment	72,591,272	75,097,329	87,133,282
Restricted loans for securitization investors	57,523,249	15,521,670	17,788,154
Less: Allowance for loan and lease losses	(7,751,745)	(4,127,395)	(4,648,031)

Net loans held for investment	122,362,776	86,491,604	100,273,405
Accounts receivable from securitizations	205,960	7,128,484	4,134,284
Premises and equipment, net	2,735,192	2,735,623	2,823,364
Interest receivable	1,134,751	936,146	815,738
Goodwill	13,589,339	13,596,368	13,554,580
Other	11,396,739	10,393,955	10,682,889

Total assets	$200,707,587	$169,646,363	$177,462,087

Liabilities:
Non-interest-bearing deposits	$13,773,082	$13,438,659	$12,324,224
Interest-bearing deposits	104,013,477	102,370,437	108,792,100
Senior and subordinated notes	9,134,292	9,045,470	8,258,212
Other borrowings	5,708,279	8,014,969	8,064,605
Borrowings owed to securitization investors	37,829,527	3,953,492	6,545,487
Interest payable	521,875	509,105	656,769
Other	5,352,673	5,724,821	6,072,714

Total liabilities	176,333,205	143,056,953	150,714,111

Stockholders’ Equity:
Preferred stock	—	—	3,115,722
Common stock	5,041	5,024	4,425
Paid-in capital, net	18,990,863	18,954,823	17,348,217
Retained earnings and cumulative other comprehensive income	8,576,735	10,810,022	9,448,454
Less: Treasury stock, at cost	(3,198,257)	(3,180,459)	(3,168,842)

Total stockholders’ equity	24,374,382	26,589,410	26,747,976

Total liabilities and stockholders’ equity	$200,707,587	$169,646,363	$177,462,087

(1)	Certain prior period amounts have been revised to confirm to the current period presentation.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended
	March 31, 2010	December 31, 2009 (1)	March 31, 2009 (1)
Interest Income:
Loans held for investment, including past-due fees	$3,657,735	$2,108,325	$2,191,618
Investment securities	348,715	403,750	395,274
Other	23,379	83,013	63,117

Total interest income	4,029,829	2,595,088	2,650,009
Interest Expense:
Deposits	398,730	426,415	627,392
Securitized debt	232,078	51,423	86,141
Senior and subordinated notes	68,224	71,093	58,044
Other borrowings	102,644	91,944	85,444

Total interest expense	801,676	640,875	857,021

Net interest income	3,228,153	1,954,213	1,792,988
Provision for loan and lease losses	1,478,200	843,728	1,279,137

Net interest income after provision for loan and lease losses	1,749,953	1,110,485	513,851

Non-Interest Income:
Servicing and securitizations	(36,368)	743,075	453,144
Service charges and other customer-related fees	584,973	502,721	506,129
Interchange	311,407	112,421	140,090
Net other-than-temporary impairment losses recognized in earnings(2)	(31,256)	(10,384)	(363)
Other	232,702	63,919	(9,156)

Total non-interest income	1,061,458	1,411,752	1,089,844

Non-Interest Expense:
Salaries and associate benefits	646,436	641,225	554,431
Marketing	180,459	187,958	162,712
Communications and data processing	169,327	171,286	199,104
Supplies and equipment	123,624	129,422	118,900
Occupancy	119,779	121,822	100,185
Restructuring expense (3)	—	32,037	17,627
Other	607,976	664,243	592,330

Total non-interest expense	1,847,601	1,947,993	1,745,289

Income (loss) from continuing operations before income taxes	963,810	574,244	(141,594)
Income taxes (benefit)	244,359	170,359	(58,490)

Income from continuing operations, net of tax	719,451	403,885	(83,104)
Loss from discontinued operations, net of tax	(83,188)	(28,293)	(24,958)

Net income (loss)	$636,263	$375,592	$(108,062)

Net income (loss) available to common shareholders	$636,263	$375,592	$(172,252)

Basic earnings per common share
Income (loss) from continuing operations	$1.59	$0.90	$(0.38)
Loss from discontinued operations	(0.18)	(0.07)	(0.06)

Net Income (loss) per common share	$1.41	$0.83	$(0.44)

Diluted earnings per common share
Income (loss) from continuing operations	$1.58	$0.89	$(0.38)
Loss from discontinued operations	(0.18)	(0.06)	(0.06)

Net Income (loss) per common share	$1.40	$0.83	$(0.44)

Dividends paid per common share	$0.05	$0.05	$0.38

(1)	Certain prior period amounts have been revised to confirm to the current period presentation.
(2)	For the three months ended March 31, 2010, the Company recorded other-than-temporary impairment losses of $31.3 million. Additional unrealized losses of $106.3 million on these securities was recognized in other comprehensive income as a component of stockholders’ equity at March 31, 2010.
(3)	The Company completed its 2007 restructuring initiative during 2009.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (1)

(dollars in thousands)(unaudited)

	Quarter Ended 03/31/10 (3)			Quarter Ended 12/31/09 (4)			Quarter Ended 03/31/09 (4)
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
GAAP Basis
Interest-earning assets:
Loans held for investment	$134,206,161	$3,657,734	10.90%	$94,731,990	$2,108,325	8.90%	$103,242,406	$2,191,618	8.49%
Investment securities (2)	38,086,936	348,715	3.66%	38,486,624	403,750	4.20%	34,209,102	395,274	4.62%
Other	9,587,759	23,379	0.98%	10,444,494	83,013	3.18%	7,720,249	63,117	3.27%

Total interest-earning assets	$181,880,856	$4,029,828	8.86%	$143,663,108	$2,595,088	7.23%	$145,171,757	$2,650,009	7.30%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$12,276,325	$16,420	0.54%	$10,587,851	$13,696	0.52%	$10,842,552	$19,440	0.72%
Money market deposit accounts	39,364,028	95,966	0.98%	37,460,109	96,583	1.03%	30,839,817	115,017	1.49%
Savings accounts	18,627,038	41,454	0.89%	15,416,242	35,326	0.92%	7,631,999	7,210	0.38%
Other consumer time deposits	24,252,934	173,938	2.87%	27,273,129	200,499	2.94%	37,132,194	358,852	3.87%
Public fund CD’s of $100,000 or more	399,703	1,627	1.63%	753,764	2,201	1.17%	1,209,348	5,146	1.70%
CD’s of $100,000 or more	8,179,641	68,061	3.33%	8,633,998	76,692	3.55%	10,673,089	107,215	4.02%
Foreign time deposits	917,656	1,264	0.55%	1,019,090	1,418	0.56%	2,557,479	14,512	2.27%

Total interest-bearing deposits	$104,017,325	$398,730	1.53%	$101,144,183	$426,415	1.69%	$100,886,478	$627,392	2.49%
Senior and subordinated notes	8,757,477	68,224	3.12%	8,759,304	71,093	3.25%	7,771,343	58,044	2.99%
Other borrowings	7,430,999	92,987	5.01%	9,907,611	89,892	3.63%	8,650,535	80,852	3.74%
Securitization liability	43,764,248	241,735	2.21%	4,248,892	53,475	5.03%	7,046,543	90,733	5.15%

Total interest-bearing liabilities	$163,970,049	$801,676	1.96%	$124,059,990	$640,875	2.07%	$124,354,899	$857,021	2.76%

Net interest spread			6.90%			5.16%			4.54%

Interest income to average interest-earning assets			8.86%			7.23%			7.30%
Interest expense to average interest-earning assets			1.76%			1.79%			2.36%

Net interest margin			7.10%			5.44%			4.94%

Managed Basis *

Interest-earning assets:
Loans held for investment	$134,206,161	$3,657,734	10.90%	$138,184,181	$3,638,071	10.53%	$147,182,092	$3,479,649	9.46%
Investment securities (2)	38,086,936	348,715	3.66%	38,486,624	403,750	4.20%	34,209,102	395,274	4.62%
Other	9,587,759	23,379	0.98%	7,228,402	16,832	0.93%	5,222,716	15,743	1.21%

Total interest-earning assets	$181,880,856	$4,029,828	8.86%	$183,899,207	$4,058,653	8.83%	$186,613,910	$3,890,666	8.34%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$12,276,325	$16,420	0.54%	$10,587,851	$13,696	0.52%	$10,842,552	$19,440	0.72%
Money market deposit accounts	39,364,028	95,966	0.98%	37,460,109	96,583	1.03%	30,839,817	115,017	1.49%
Savings accounts	18,627,038	41,454	0.89%	15,416,242	35,326	0.92%	7,631,999	7,210	0.38%
Other consumer time deposits	24,252,934	173,938	2.87%	27,273,129	200,499	2.94%	37,132,194	358,852	3.87%
Public fund CD’s of $100,000 or more	399,703	1,627	1.63%	753,764	2,201	1.17%	1,209,348	5,146	1.70%
CD’s of $100,000 or more	8,179,641	68,061	3.33%	8,633,998	76,692	3.55%	10,673,089	107,215	4.02%
Foreign time deposits	917,656	1,264	0.55%	1,019,090	1,418	0.56%	2,557,479	14,512	2.27%

Total interest-bearing deposits	$104,017,325	$398,730	1.53%	$101,144,183	$426,415	1.69%	$100,886,478	$627,392	2.49%
Senior and subordinated notes	8,757,477	68,224	3.12%	8,759,304	71,093	3.25%	7,771,343	58,044	2.99%
Other borrowings	7,430,999	92,987	5.01%	9,907,611	89,892	3.63%	8,650,535	80,852	3.74%
Securitization liability	43,764,248	241,735	2.21%	44,836,907	301,139	2.69%	48,813,159	374,388	3.07%

Total interest-bearing liabilities	$163,970,049	$801,676	1.96%	$164,648,005	$888,539	2.16%	$166,121,515	$1,140,676	2.75%

Net interest spread			6.90%			6.67%			5.59%

Interest income to average interest-earning assets			8.86%			8.83%			8.34%
Interest expense to average interest-earning assets			1.76%			1.93%			2.45%

Net interest margin			7.10%			6.90%			5.89%

(1)	Reflects amounts based on continuing operations.
(2)	Consists of available-for-sale and held to maturity securities.
(3)	Reflects the impact of adopting the new consolidation accounting standard on January 1, 2010, which was not retroactively applied. This presentation is consistent with what was previously reported as managed.
(4)	Certain prior period amounts have been revised to confirm to the current period presentation.
*	In addition to analyzing the Company’s results on a reported basis, management evaluates Capital One’s results on a “managed” basis, which is a non-GAAP financial measure. Because of the January 1, 2010, adoption of the new consolidation accounting standards. The Company’s reported or GAAP results subsequent to January 1, 2010 will be comparable to its results on a “managed” basis. The accompanying Exhibit “Reconciliation to GAAP Financial Measures” presents a reconciliation of the Company’s non-GAAP “managed” results to its reported results for periods prior to January 1, 2010.

CAPITAL ONE FINANCIAL CORPORATION (COF)

LENDING INFORMATION AND STATISTICS

MANAGED BASIS (1)

	2010 Q1	2009 Q4		2009 Q3	2009 Q2	2009 Q1 (2)
Period end loans held for investment
(in thousands)
Domestic credit card	$56,228,012	$60,299,827		$61,891,573	$64,760,128	$67,015,166
International credit card	7,578,110	8,223,835		8,477,236	8,638,441	8,069,961

Total Credit Card	$63,806,122	$68,523,662		$70,368,809	$73,398,569	$75,085,127

Commercial and multi family real estate	$13,617,900	$13,843,158		$13,977,873	$14,224,950	$13,522,154
Middle market	10,310,156	10,061,819		10,022,822	10,219,728	9,850,735
Specialty lending	3,618,987	3,554,563		3,399,432	3,227,772	3,489,813

Total Commercial Lending	$27,547,043	$27,459,540		$27,400,127	$27,672,450	$26,862,702
Small-ticket commercial real estate	2,065,095	2,153,510	(8)	2,412,400	2,503,035	2,568,395

Total Commercial Banking	$29,612,138	$29,613,050		$29,812,527	$30,175,485	$29,431,097

Automobile	$17,446,430	$18,186,064		$19,295,218	$19,902,401	$20,795,291
Mortgages	13,966,471	14,893,187		15,638,974	16,579,176	9,648,271
Retail banking	4,969,775	5,135,242		5,215,155	5,366,597	5,499,070

Total Consumer Banking	$36,382,676	$38,214,493		$40,149,347	$41,848,174	$35,942,632

Other loans (3)	$464,347	$451,697		$659,008	$694,750	$9,270,663

Total	$130,265,283	$136,802,902		$140,989,691	$146,116,978	$149,729,519

Average loans held for investment
(in thousands)
Domestic credit card	$58,107,647	$60,443,441		$63,298,525	$65,862,569	$69,187,704
International credit card	7,814,411	8,299,895		8,609,235	8,327,859	8,382,679

Total Credit Card	$65,922,058	$68,743,336		$71,907,760	$74,190,428	$77,570,383

Commercial and multi-family real estate	$13,716,376	$13,926,098		$13,938,037	$14,122,348	$13,437,351
Middle market	10,323,528	10,052,406		9,911,314	10,428,398	10,003,213
Specialty lending	3,609,231	3,534,537		3,753,054	3,472,258	3,504,544

Total Commercial Lending	$27,649,135	$27,513,041		$27,602,405	$28,023,004	$26,945,108
Small-ticket commercial real estate	2,073,539	2,354,204		2,470,961	2,542,082	2,600,169

Total Commercial Banking	$29,722,674	$29,867,245		$30,073,366	$30,565,086	$29,545,277

Automobile	$17,768,721	$18,767,555		$19,635,979	$20,303,296	$21,123,000
Mortgages	15,433,825	15,169,985		15,925,076	16,706,689	9,860,646
Retail banking	5,042,814	5,176,583		5,514,816	5,711,646	5,559,451

Total Consumer Banking	$38,245,360	$39,114,123		$41,075,871	$42,721,631	$36,543,097

Other loans (3)	$488,594	$459,477		$482,905	$535,681	$3,523,335

Total	$134,378,686	$138,184,181		$143,539,902	$148,012,826	$147,182,092

Net Charge-off Rates
Domestic credit card	10.48%	9.59%		9.64%	9.23%	8.39%
International credit card	8.83%	9.52%		9.19%	9.32%	7.30%

Total Credit Card	10.29%	9.58%		9.59%	9.24%	8.27%

Commercial and multi family real estate (4)	1.45%	3.02%		1.37%	0.92%	0.63%
Middle market (4)	0.82%	0.75%		0.56%	0.58%	0.07%
Specialty lending	0.90%	1.85%		1.39%	0.99%	0.86%

Total Commercial Lending (4)	1.14%	2.04%		1.08%	0.80%	0.45%
Small-ticket commercial real estate	4.43%	13.08	%(8)	5.19%	1.86%	1.74%

Total Commercial Banking (4)	1.37%	2.91%		1.42%	0.89%	0.56%

Automobile	2.97%	4.55%		4.38%	3.65%	4.88%
Mortgages (4)	0.94%	0.72%		0.69%	0.43%	0.45%
Retail banking (4)	2.11%	2.93%		2.44%	2.42%	2.35%

Total Consumer Banking (4)	2.03%	2.85%		2.69%	2.23%	3.30%

Other loans	18.82%	28.25%		28.53%	37.00%	4.58%

Total	6.02%	6.33%		6.00%	5.64%	5.41%

30+ day performing delinquency rate
Domestic credit card	5.30%	5.78%		5.38%	4.77%	5.08%
International credit card	6.39%	6.55%		6.63%	6.69%	6.25%

Total Credit Card	5.43%	5.88%		5.53%	4.99%	5.20%

Automobile (5)	7.58%	10.03%		9.52%	8.89%	7.48%
Mortgages (4)	0.93%	1.26%		1.17%	0.97%	1.91%
Retail banking (4)	1.02%	1.23%		1.26%	0.91%	1.16%

Total Consumer Banking (4)	4.13%	5.43%		5.19%	4.73%	5.01%

Nonperforming Asset Rates (6) (7)
Commercial and multi family real estate (4)	3.65%	3.25%		2.66%	2.15%	2.00%
Middle market (4)	1.15%	1.09%		1.25%	1.15%	0.57%
Specialty lending	2.18%	2.25%		2.12%	2.11%	1.16%

Total Commercial Lending (4)	2.52%	2.33%		2.08%	1.78%	1.37%
Small-ticket commercial real estate	4.18%	4.87	%(8)	11.39%	10.08%	8.00%

Total Commercial Banking (4)	2.64%	2.52%		2.84%	2.47%	1.95%

Automobile (5)	0.55%	0.92%		0.87%	0.78%	0.69%
Mortgages (4)	3.17%	2.24%		1.83%	1.51%	1.89%
Retail banking (4)	2.07%	2.11%		1.98%	1.88%	1.68%

Total Consumer Banking (4)	1.76%	1.60%		1.39%	1.21%	1.16%

CAPITAL ONE FINANCIAL CORPORATION (COF)

CREDIT CARD SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2010 Q1	2009 Q4	2009 Q3	2009 Q2	2009 Q1
Credit Card:
Earnings
Net interest income	$2,113,075	$2,029,221	$2,024,250	$1,797,303	$1,691,688
Non-interest income	718,632	897,006	966,862	897,440	985,481

Total revenue	$2,831,707	$2,926,227	$2,991,112	$2,694,743	$2,677,169
Provision for loan and lease losses	1,175,217	1,204,693	1,643,721	1,520,292	1,682,786
Non-interest expenses	914,052	942,428	897,578	909,572	988,652

Income (loss) before taxes	742,438	779,106	449,813	264,879	5,731
Income taxes (benefit)	252,853	269,182	158,074	92,251	2,402

Net income (loss)	$489,585	$509,924	$291,739	$172,628	$3,329

Selected Metrics
Period end loans held for investment	$63,806,122	$68,523,662	$70,368,809	$73,398,569	$75,085,127
Average loans held for investment	$65,922,058	$68,743,336	$71,907,760	$74,190,428	$77,570,383
Loans held for investment yield	14.88%	14.21%	13.75%	12.31%	11.51%
Revenue margin	17.18%	17.03%	16.64%	14.53%	13.81%
Net charge-off rate	10.29%	9.58%	9.59%	9.24%	8.27%
30+ day performing delinquency rate	5.43%	5.88%	5.53%	4.99%	5.20%
Purchase volume (9)	$23,923,514	$26,865,498	$25,982,259	$25,746,799	$23,473,560

Domestic Card Sub-segment Earnings
Net interest income	$1,865,280	$1,781,573	$1,797,173	$1,586,686	$1,504,695
Non-interest income	618,507	793,934	855,571	794,440	883,891

Total revenue	$2,483,787	$2,575,507	$2,652,744	$2,381,126	$2,388,586
Provision for loan and lease losses	1,096,215	1,033,341	1,436,959	1,336,736	1,521,997
Non-interest expenses	809,423	832,878	769,995	787,624	865,460

Income (loss) before taxes	578,149	709,288	445,790	256,766	1,129
Income taxes (benefit)	205,937	248,251	156,027	89,868	396

Net income (loss)	$372,212	$461,037	$289,763	$166,898	$733

Selected Metrics
Period end loans held for investment	$56,228,012	$60,299,827	$61,891,573	$64,760,128	$67,015,166
Average loans held for investment	$58,107,647	$60,443,441	$63,298,525	$65,862,569	$69,187,704
Loans held for investment yield	14.78%	14.08%	13.74%	12.17%	11.40%
Revenue margin	17.10%	17.04%	16.76%	14.46%	13.81%
Net charge-off rate	10.48%	9.59%	9.64%	9.23%	8.39%
30+ day performing delinquency rate	5.30%	5.78%	5.38%	4.77%	5.08%
Purchase volume (9)	$21,987,661	$24,592,679	$23,760,963	$23,610,760	$21,601,837

International Card Sub-segment Earnings
Net interest income	$247,795	$247,648	$227,077	$210,617	$186,993
Non-interest income	100,125	103,072	111,291	103,000	101,590

Total revenue	$347,920	$350,720	$338,368	$313,617	$288,583
Provision for loan and lease losses	79,002	171,352	206,762	183,556	160,789
Non-interest expenses	104,629	109,550	127,583	121,948	123,192

Income (loss) before taxes	164,289	69,818	4,023	8,113	4,602
Income taxes (benefit)	46,916	20,931	2,047	2,383	2,006

Net income (loss)	$117,373	$48,887	$1,976	$5,730	$2,596

Selected Metrics
Period end loans held for investment	$7,578,110	$8,223,835	$8,477,236	$8,638,441	$8,069,961
Average loans held for investment	$7,814,411	$8,299,895	$8,609,235	$8,327,859	$8,382,679
Loans held for investment yield	15.65%	15.19%	13.81%	13.42%	12.41%
Revenue margin	17.81%	16.90%	15.72%	15.06%	13.77%
Net charge-off rate	8.83%	9.52%	9.19%	9.32%	7.30%
30+ day performing delinquency rate	6.39%	6.55%	6.63%	6.69%	6.25%
Purchase volume (9)	$1,935,853	$2,272,819	$2,221,296	$2,136,039	$1,871,723

CAPITAL ONE FINANCIAL CORPORATION (COF)

COMMERCIAL BANKING SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2010 Q1	2009 Q4	2009 Q3	2009 Q2	2009 Q1
Commercial Banking:
Earnings
Net interest income	$311,401	$318,576	$301,308	$279,045	$245,459
Non-interest income	42,375	37,992	43,299	49,043	41,214

Total revenue	$353,776	$356,568	$344,607	$328,088	$286,673
Provision for loan and lease losses	238,209	368,493	375,095	122,497	117,304
Non-interest expenses	192,420	197,355	166,043	155,574	141,805

Income (loss) before taxes	(76,853)	(209,280)	(196,531)	50,017	27,564
Income taxes (benefit)	(27,375)	(73,248)	(68,786)	17,506	9,647

Net income (loss)	$(49,478)	$(136,032)	$(127,745)	$32,511	$17,917

Selected Metrics
Period end loans held for investment	$29,612,138	$29,613,050	$29,812,527	$30,175,485	$29,431,097
Average loans held for investment	$29,722,674	$29,867,245	$30,073,366	$30,565,086	$29,545,277
Loans held for investment yield	5.03%	5.11%	5.06%	5.01%	4.92%
Period end deposits	$21,605,482	$20,480,297	$18,617,112	$16,897,441	$15,691,679
Average deposits	$21,858,792	$19,420,005	$17,760,860	$17,020,998	$16,045,943
Deposit interest expense rate	0.72%	0.80%	0.75%	0.77%	0.92%
Core deposit intangible amortization	$14,389	$13,847	$9,664	$9,959	$9,092
Net charge-off rate (4)	1.37%	2.91%	1.42%	0.89%	0.56%
Nonperforming loans as a percentage of loans held for investment (4)	2.48%	2.37%	2.65%	2.33%	1.85%
Nonperforming asset rate (4)	2.64%	2.52%	2.84%	2.47%	1.95%

CAPITAL ONE FINANCIAL CORPORATION (COF)

CONSUMER BANKING SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2010 Q1	2009 Q4	2009 Q3	2009 Q2	2009 Q1
Consumer Banking:
Earnings
Net interest income	$896,588	$833,369	$847,651	$825,923	$723,654
Non-interest income	315,612	153,099	212,704	226,128	163,257

Total revenue	$1,212,200	$986,468	$1,060,355	$1,052,051	$886,911
Provision for loan and lease losses	49,526	249,309	156,052	202,055	268,233
Non-interest expenses	688,381	749,021	680,970	724,735	579,724

Income (loss) before taxes	474,293	(11,862)	223,333	125,261	38,954
Income taxes (benefit)	168,943	(4,152)	78,166	43,842	13,634

Net income (loss)	$305,350	$(7,710)	$145,167	$81,419	$25,320

Selected Metrics
Period end loans held for investment	$36,382,676	$38,214,493	$40,149,347	$41,848,174	$35,942,632
Average loans held for investment	$38,245,360	$39,114,123	$41,075,871	$42,721,631	$36,543,097
Loans held for investment yield	8.96%	8.83%	8.89%	8.69%	9.43%
Auto loan originations	1,343,463	1,018,125	1,512,707	1,341,583	1,463,402
Period end deposits	$76,883,450	$74,144,805	$72,252,596	$73,882,639	$63,422,760
Average deposits	$75,115,342	$72,975,666	$73,284,397	$74,320,889	$62,730,380
Deposit interest expense rate	1.27%	1.41%	1.58%	1.76%	2.04%
Core deposit intangible amortization	$37,735	$39,974	$45,856	$47,259	$35,593
Net charge-off rate (4)	2.03%	2.85%	2.69%	2.23%	3.30%
Nonperforming loans as a percentage of loans held for investment (4) (5)	1.62%	1.45%	1.26%	1.08%	0.98%
Nonperforming asset rate (4) (5)	1.76%	1.60%	1.39%	1.21%	1.16%
30+ day performing delinquency rate (4) (5)	4.13%	5.43%	5.19%	4.73%	5.01%
Period end loans serviced for others	$26,777,607	$30,283,326	$30,659,074	$31,491,554	$22,270,797

CAPITAL ONE FINANCIAL CORPORATION (COF)

OTHER AND TOTAL SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1)

(in thousands)	2010 Q1	2009 Q4	2009 Q3	2009 Q2	2009 Q1 (2)
Other:
Earnings
Net interest income	$(90,933)	$(11,051)	$38,828	$55,083	$89,189
Non-interest income	(13,935)	110,829	149,802	16,905	(204,290)

Total revenue	$(104,868)	$99,778	$188,630	$71,988	$(115,101)
Provision for loan and lease losses	18,452	24,309	25,508	59,129	63,634
Restructuring expenses (10)	—	32,036	26,356	43,374	17,627
Non-interest expenses	52,748	27,152	31,111	88,457	17,481

Income (loss) before taxes	(176,068)	16,281	105,655	(118,972)	(213,843)
Income taxes (benefit)	(150,062)	(21,423)	(22,242)	(61,194)	(84,173)

Net income (loss)	$(26,006)	$37,704	$127,897	$(57,778)	$(129,670)

Selected Metrics
Period end loans held for investment (3)	$464,347	$451,697	$659,008	$694,750	$9,270,663
Average loans held for investment (3)	$488,594	$459,477	$482,905	$535,681	$3,523,335
Period end deposits	$19,297,627	$21,183,994	$23,633,403	$25,944,110	$42,001,885
Average deposits	$20,556,290	$22,201,746	$24,837,483	$28,262,122	$33,360,422

Total:
Earnings
Net interest income	$3,230,131	$3,170,115	$3,212,037	$2,957,354	$2,749,990
Non-interest income	1,062,684	1,198,926	1,372,667	1,189,516	985,662

Total revenue	$4,292,815	$4,369,041	$4,584,704	$4,146,870	$3,735,652
Provision for loan and lease losses	1,481,404	1,846,804	2,200,376	1,903,973	2,131,957
Restructuring expenses(10)	—	32,036	26,356	43,374	17,627
Non-interest expenses	1,847,601	1,915,956	1,775,702	1,878,338	1,727,662

Income (loss) before taxes	963,810	574,245	582,270	321,185	(141,594)
Income taxes (benefit)	244,359	170,359	145,212	92,405	(58,490)

Net income (loss)	$719,451	$403,886	$437,058	$228,780	$(83,104)

Selected Metrics
Period end loans held for investment	$130,265,283	$136,802,902	$140,989,691	$146,116,978	$149,729,519
Average loans held for investment	$134,378,686	$138,184,181	$143,539,902	$148,012,826	$147,182,092
Period end deposits	$117,786,559	$115,809,096	$114,503,111	$116,724,190	$121,116,324
Average deposits	$117,530,424	$114,597,417	$115,882,740	$119,604,009	$112,136,745

CAPITAL ONE FINANCIAL CORPORATION (COF)

LOAN DISCLOSURES AND SEGMENT

FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)	In addition to analyzing the Company’s results on a reported basis, management evaluates Capital One’s results on a “managed” basis, which is a non-GAAP financial measure. Capital One also analyzes the results of each of its lines of business on a “managed” basis. Capital One’s managed results reflect the Company’s reported results, adjusted to reflect the consolidation of the majority of the Company’s credit card securitization trusts. Because of the January 1, 2010, adoption of the new consolidation accounting standards, the Company’s consolidated reported results subsequent to January 1, 2010 will be comparable to its consolidated results on a “managed” basis. However, the Company’s total segment results differs from its reported consolidated results because our segment results include the loans underlying one of our securitization trusts that remains unconsolidated. The outstanding balance of the loans in this off-balance sheet trust are reflected in our segment results was $150.8 million as of March 31, 2010. The accompanying Exhibit “Reconciliation to GAAP Financial Measures” presents a reconciliation of the Company’s non-GAAP “managed” results to its GAAP results for periods prior to January 1, 2010.
(2)	The impact and balances from the Chevy Chase Bank acquisition are included in the Other category for the first quarter of 2009.
(3)	Other loans held for investment includes unamortized premiums and discounts on loans acquired as part of North Fork and Hibernia acquisitions.
(4)	Loans acquired as part of the Chevy Chase Bank, FSB (CCB) acquisition are included in the total period end and average loans held for investment used in calculating the net charge-off and the 30+ day performing delinquency ratios. The loan balances and ratios excluding these loans are presented below.

	Q1 2010	Q4 2009	Q3 2009	Q2 2009
CCB period end acquired loan portfolio (in millions)	$6,799.4	$7,250.5	$7,885.0	$8,643.5
CCB average acquired loan portfolio (in millions)	$7,037.3	$7,511.9	$8,028.8	$8,498.9
Net charge-off rate
Commercial and Multi-Family Real Estate	1.48%	3.05%	1.38%	0.95%
Middle Market	0.87%	0.75%	0.56%	0.61%

Total Commercial Lending	1.48%	2.05%	1.08%	0.83%

Total Commercial Banking	1.41%	2.93%	1.43%	0.92%
Mortgage	1.02%	1.24%	1.24%	0.77%
Retail Banking	2.22%	3.20%	2.57%	2.56%

Total Consumer Banking	2.28%	3.45%	3.28%	2.72%
30+ day performing delinquency rate
Mortgage	1.58%	2.18%	2.06%	1.76%
Retail Banking	1.07%	1.30%	1.33%	0.96%

Total Consumer Banking	4.95%	6.56%	6.27%	5.61%

Nonperforming asset rate
Commercial and Multi-Family Real Estate	3.71%	3.34%	2.79%	2.25%
Middle Market	1.23%	1.13%	1.30%	1.21%

Total Commercial Lending	2.60%	2.39%	2.15%	1.85%

Total Commercial Banking	2.72%	2.62%	2.95%	2.54%

Mortgage	5.36%	3.88%	3.24%	2.73%
Retail Banking	2.17%	2.23%	2.09%	1.88%

Total Consumer Banking	2.11%	1.93%	1.68%	1.47%

Nonperforming loans as a percentage of loans held for investment
Commercial Banking	2.55%	2.43%	2.73%	2.40%
Consumer Banking	1.93%	1.75%	1.53%	1.32%

(5)	Includes non accrual consumer auto loans 90+ days past due.
(6)	Nonperforming assets is comprised of nonperforming loans and other real estate owned (OREO). The nonperforming asset ratios are calculated based on nonperforming assets divided by the combined total of loans held for investment and OREO.
(7)	The Company’s policy is not to reclassify credit card loans as nonperforming loans. Credit card loans continue to accrue finance charges and fees until charged off. The amount of finance charges and fees considered uncollectible are suppressed and are not recognized in income.
(8)	During Q4 2009, the Company reclassified $127.5 million of small ticket commercial real estate from loans held for investment to loans held for sale and recognized charge-offs of $79.5 million.
(9)	Includes all purchase transactions net of returns and excludes cash advance transactions.
(10)	The Company completed its 2007 restructuring initiative during 2009.

FOR IMMEDIATE RELEASE: April 22, 2010

Contacts:	Jeff Norris	Danielle Dietz	Tatiana Stead	Julie Rakes
	Investor Relations	Investor Relations	Media Relations	Media Relations
	703-720-2455	703-720-2455	703-720-2352	804-284-5800

Capital One Reports First Quarter 2010 Net Income of $636.3 million, or

$1.40 per share (diluted), up from a loss of $(0.44) in the first quarter of 2009

Revenues of $4.3 billion were up $554.0 million, or 14.8 percent, as compared to same quarter a year ago

McLean, Va. (April 22, 2010) – Capital One Financial Corporation (NYSE: COF) today announced net income for the first quarter of 2010 of $636.3 million, or $1.40 per common share (diluted), versus fourth quarter 2009 net income of $375.6 million, or $0.83 per common share (diluted). This compares with a loss in the first quarter of 2009 of $(172.3) million, or $(0.44) per share (diluted).

Highlights compared to Fourth Quarter 2009

•	Revenue declined $79.3 million, or 1.8 percent, due to a $4.0 billion, or 2.9 percent, decline in average loans

•	Provision expense declined $368.6 million driven by improving charge-offs and an allowance release

•	Tangible common equity to tangible managed assets, or “TCE ratio,” increased to 5.5 percent, up 78 basis points from the pro-forma December 31, 2009 ratio of 4.8 percent.

“We’ve demonstrated our resilience through the most challenging economic cycle we’ve seen in generations, and we believe that charge-offs in our consumer lending businesses likely peaked in the first quarter,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “While legislative and regulatory uncertainty remains, we believe that we are well-positioned to ramp up our businesses as we emerge from the recession, and to deliver strong and sustainable returns over the long term.”

Capital One – First Quarter 2010 Results

Total Company Managed Results

•

Total revenue in the first quarter of 2010 declined $79.3 million, or 1.8 percent, from the fourth quarter of 2009 to $4.3 billion as an improvement in margin partially offset a 2.9 percent decline in average loans. Non-interest income decreased $137.4 million in the first quarter, or 11.5 percent relative to the prior quarter, while net interest income increased $58.1 million, or 1.8 percent.

•	Net interest margin increased 20 basis points in the quarter to 7.1 percent, driven by a 17 basis point decrease in the cost of funds and a 3 basis point increase in loan yields.

•

Provision expense decreased $368.6 million from the prior quarter, or 20.0 percent, driven by lower charge-offs and an allowance release of $566 million. Total charge-offs in the quarter fell as improvements in the company’s commercial, auto finance, and retail banking businesses more than offset a slight increase in domestic card charge-offs.

•

The company released $566 million of allowance through provision expense in the first quarter of 2010. On January 1, 2010, the company built its allowance by $4.3 billion resulting in a $2.9 billion after-tax impact to retained earnings and the creation of a $1.6 billion deferred tax asset as a result of the adoption of FAS 167. This compares to a release of $386 million in the fourth quarter of 2009. The allowance as a percentage of outstanding loans was 5.96 percent at the end of the first quarter of 2010 as compared with 4.55 percent at the end of the prior quarter.

•

Average total deposits during the quarter were $117.5 billion, an increase of $2.9 billion, or 2.6 percent, over the prior quarter. Period-end total deposits increased by $2.0 billion to $117.8 billion.

•

The cost of interest-bearing liabilities decreased to 1.96 percent in the first quarter from 2.16 percent in the prior quarter. The overall cost of funds declined 17 basis points to 1.76 percent in the first quarter.

•

Period-end total managed assets decreased by 5.4 percent from the fourth quarter of 2009 to $200.7 billion at the end of the first quarter of 2010. The decline was driven primarily by reductions in loans held for investment. Loans declined $6.7 billion, or 4.9 percent, during the first quarter primarily as a result of charge-offs and the expected run-off of loans in businesses the company exited or repositioned earlier in the recession. Run-off businesses include Installment Loans in the Credit Card segment and Mortgages in the Consumer Banking segment.

Capital One – First Quarter 2010 Results

•	Non-interest expenses of $1.8 billion decreased $100.3 million in the first quarter of 2010 from the prior quarter, driven primarily by reduced operating expenses across the business.

•

The company’s TCE ratio increased to 5.5 percent, up 78 basis points from the fourth quarter 2009 pro forma ratio of 4.8 percent after consolidation for FAS 167. The Tier 1 risk-based capital ratio of approximately 9.6 percent decreased 300 basis points relative to the pro forma FAS 167 ratio of 9.9 percent, and remains comfortably above the regulatory well-capitalized minimum.

“Capital One posted strong bottom-line results in the quarter, as modestly improved pre-provision earnings were bolstered by lower provision expenses,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “As we begin to emerge from the challenging economic environment, our strong and flexible balance sheet continues to position us well to take advantage of profitable growth opportunities.”

Impacts from Consolidation on Reported Balance Sheet

Effective January 1, 2010, Capital One adopted two new accounting standards (FAS 166 and 167) that resulted in the consolidation of the company’s credit card securitization trusts. The adoption of these new accounting standards resulted in the addition of approximately $41.9 billion of assets, consisting primarily of credit card loan receivables, and a reduction of $2.9 billion in stockholders’ equity as of January 1, 2010.

The adoption of these new accounting standards does not have a significant impact on the ability to compare the company’s results to prior periods on a “managed” basis; however, it does limit the comparability of the company’s reported financial results subsequent to January 1, 2010 with its reported financial results prior to January 1, 2010. Because of the January 1, 2010, adoption of the new consolidation accounting standards, the company’s reported results subsequent to January 1, 2010 will be comparable with its results on a “managed” basis.

Capital One – First Quarter 2010 Results

Segment Results

The company reports the results of its business through three operating segments: Credit Card, Commercial Banking, and Consumer Banking. Please refer to the Financial Supplement for additional details.

Credit Card Highlights

For details on the sub-segments’ results, please refer to the Financial Supplement.

•	Revenues relative to the prior quarter:

•	Domestic Card – down $91.7 million, or 3.6 percent

•	International Card – down $2.8 million, or 0.8 percent

•

Revenue margin in the Domestic Card sub-segment was 17.1 percent in the first quarter, compared to 17.0 percent in the prior quarter. The company expects quarterly Domestic Card revenue margin to decline over the next several quarters to around 15 percent by early 2011.

•	Period-end loans in the Domestic Card segment were $56.2 billion in the first quarter, a decline of $4.1 billion, or 6.8 percent, from the prior quarter.

•	International credit card loans declined in the quarter by $645.7 million, or 7.9 percent, to $7.6 billion.

•

Domestic Card provision expense increased $62.9 million in the first quarter, or 6.1 percent, relative to the prior quarter. Net charge-offs increased $74.0 million relative to the prior quarter, partially offset by an increase in allowance release of $11 million. International card provision expense decreased $92.4 million, or 53.9 percent.

•	Net charge-off rates relative to the prior quarter:

•	Domestic Card – increased 89 basis points to 10.48 percent from 9.59 percent

•	International Card – decreased 69 basis points to 8.83 percent from 9.52 percent

•	Delinquency rates relative to the prior quarter:

•	Domestic Card – decreased 48 basis points to 5.30 percent from 5.78 percent

•	International Card – decreased 16 basis points to 6.39 percent from 6.55 percent

Commercial Banking Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

The Commercial Banking segment consists of commercial and multi-family real-estate, middle market lending, and specialty lending, which are summarized under Commercial Lending, and small ticket commercial real estate.

•	Period-end loans in Commercial Banking were $29.6 billion, essentially even with the prior quarter

Capital One – First Quarter 2010 Results

•

Average deposits increased $2.4 billion, or 12.6 percent, to $21.9 billion during the first quarter from $19.4 billion during the prior quarter, while the deposit interest expense rate declined to 72 basis points.

•

Provision expense decreased $130.3 million relative to the prior quarter. Net charge-offs decreased $115.7 million in the first quarter, and the level of allowance build relative to the prior quarter was reduced by $11.9 million.

•	Non-performing asset rate relative to the prior quarter:

•	Total Commercial Banking – 2.64 percent, an increase of 12 basis points

•	Commercial lending – 2.52 percent, an increase of 19 basis points

•	Small ticket commercial real estate – 4.18 percent, a decrease of 69 basis points

Consumer Banking highlights

For more lending information and statistics on the segment’s results, please refer to the Financial Supplement.

•	Period-end loans relative to the prior quarter:

•	Auto – declined $739.6 million, or 4.1 percent, to $17.4 billion. The decline reflects continued impact of repositioning the business earlier in the recession.

•	Mortgage – declined $926.7 million, or 6.2 percent, to $14.0 billion. Mortgage loans continued to reflect expected run off in the portfolio.

•	Retail banking – declined $165.5 million, or 3.2 percent, to $5.0 billion.

•

Average deposits in Consumer Banking increased $2.1 billion, or 2.9 percent, to 75.1 billion during the first quarter from $73.0 billion in the prior quarter. Improved deposit mix, disciplined deposit pricing and favorable interest rates drove a 14 basis point improvement in the deposit interest expense rate in the fourth quarter.

•	Net charge-off rates relative to the prior quarter:

•	Auto – 2.97 percent, a decrease of 1.58 basis points

•	Mortgage – 0.94 percent, an increase of 22 basis points

•	Retail banking – 2.11 percent, a decrease of 82 basis points

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). The reconciliation of such measures to the comparable GAAP figures are included in the Company’s Form 10-K for the fiscal year ended December 31, 2009, and in its current report on Form 8-K filed April 22, 2010, which are available on Capital One’s homepage, www.capitalone.com

Capital One – First Quarter 2010 Results

Forward looking statements

The company cautions that its current expectations in this release dated April 22, 2010; and the company’s plans, objectives, expectations, and intentions, are forward-looking statements. Actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting consumer income, confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, deposit activity, and interest rates; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; financial, legal, regulatory, tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s report on Form 10-K for the fiscal year ended December 31, 2009.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N. A., had $117.8 billion in deposits and $200.7 billion in total managed assets outstanding as of March 31, 2010. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

Capital One – First Quarter 2010 Results

###

NOTE: First quarter 2010 financial results, SEC Filings, and earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.